UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Streeterville Capital Funds Release

As previously disclosed, on June 26, 2025, the Company entered into a note purchase agreement with Streeterville Capital, LLC (“Streeterville”) pursuant to which the Company issued and sold to Streeterville a secured promissory note in the original principal amount of $5,470,000. On the Closing Date, Streeterville paid $375,000.00 to the Company and $4,625,000.00 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company, to be held pursuant to the Deposit Account Control Agreement (“DACA”). On February 11, 2026, Streeterville and ARH Sub sent joint instructions to Lakeside Bank to release $500,000 from the DACA to the Company.

Streeterville Exchange Agreements

On February 13, 2026, the Company entered into three Exchange Agreements (the “Exchanges”) with Streeterville. The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000. Pursuant to the Exchanges, the Company and Streeterville agreed to partition new Secured Promissory Notes in the original principal amounts totaling $304,000 (the “Partitioned Notes”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balances of the Partitioned Notes. Concurrently, the Partitioned Notes were exchanged for 1,385,595 shares of the Company’s common stock.

On February 18, 2026, the Company entered into two additional Exchanges with Streeterville. Pursuant to the Exchanges, the Company and Streeterville agreed to additional Partitioned Notes in the original principal amounts totaling $130,000 from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balances of the Partitioned Notes. Concurrently, the Partitioned Notes were exchanged for 650,000 shares of the Company’s common stock.

The form of Exchange Note was identical for each exchange except for the Partitioned Note amounts and number of shares converted thereunder.

The foregoing descriptions of the Exchanges are not a complete description of all of the parties’ rights and obligations under the Exchanges, and are qualified in its entirety by reference to the Form Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

On February 13, 2026, the Company issued Streeterville 1,385,595 shares of common stock pursuant to the exchanges set forth in Item 1.01 above.

On February 13, 2026, holders of 260,001 shares of Series D Convertible Preferred Stock converted such shares into 1,300,005 shares of common stock.

On February 18, 2026, the Company issued Streeterville 650,000 shares of common stock pursuant to the exchanges set forth in Item 1.01 above.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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Item 7.01 Regulation FD Disclosure.

On February 13, 2026, the Company issued a press release titled “American Rebel Light Beer and Wil Fischer Distributing Forge Powerful Missouri Partnership to Expand Distribution Footprint.” A copy of the press release is attached hereto as Exhibit 99.1.

On February 19, 2026, the Company issued a second press release titled “American Rebel Light Beer Continues Aggressive Growth of National Platform with Rapid “Distributor First” Expansion, Major Retail Authorizations, and High Impact Motorsports + Music Activations.” A copy of the press release is attached hereto as Exhibit 99.2.

The press releases contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Company does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Wil Fischer Distributing Press Release dated February 13, 2026
99.2	Distributor First Press Release dated February 19, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: February 19, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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